EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2002 Employee Stock Purchase Plan of our report dated December 6, 2001, with respect to the consolidated financial statements of Esterline Technologies Corporation incorporated by reference in its Annual Report (Form 10-K) for the fiscal year ended October 26, 2001, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Seattle, Washington
April 1, 2002